Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2022 by and among Celcuity Inc., a Delaware corporation (the “Company”), the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

A. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Investors, severally and not jointly, wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (i) shares (the “Common Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), (ii) shares (the “Preferred Shares”) of Preferred Stock (as defined below), and (iii) warrants to purchase shares of Preferred Stock, in the form attached hereto as Exhibit B (the “Warrants” and, together with the Common Shares and Preferred Shares, the “Securities”).

C. Contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Authorized Share Approval” means receipt of the stockholder approval required to effect the Authorized Share Increase and the filing of an amendment to the Company’s certificate of incorporation for the Authorized Share Increase.

“Authorized Share Increase” means an increase in the aggregate number of shares of capital stock and the number of shares of Common Stock the Company has authority to issue to allow for issuance of the Common Warrant Shares (assuming the Warrants are exercisable for Common Stock and are exercisable in full without regard to any exercise limitations therein) and/or Conversion Shares (assuming the shares of Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Designations” means the Certificate of Designations, in the form attached hereto as Exhibit D, setting forth the rights, preferences and privileges of the Preferred Stock.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Shares” has the meaning set forth in the Recitals.

“Common Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants, if the Warrants are exercisable for Common Stock.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry of all employees in the direct reporting line of such officer.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means shares of Common Stock issuable upon conversion of Preferred Shares or Preferred Warrant Shares, in accordance with the terms set forth in the Certificate of Designations.

“EDGAR System” has the meaning set forth in Section 4.6.

“Environmental Laws” has the meaning set forth in Section 4.16.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” has the meaning set forth in Section 4.28.

“Funding Trigger Date” means the date on which the Company notifies the Investors that a patient enrolled in any treatment arm of the Company’s Phase 3 study (VIKTORIA-1) has received their first dose of treatment at a clinical site located in the United States, provided that such date must occur on or before December 31, 2022.

“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, trade names, copyrights, trade secrets, licenses, domain names, information and proprietary rights and processes, and all other intellectual property rights in any jurisdiction.

“Investor Questionnaire” means the Investor Questionnaire in the form attached hereto as Appendix I (or similar form reasonably satisfactory to the Company and sufficient in substance for the Company to obtain the information necessary to effect the transactions contemplated by the Transaction Documents).

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“Material Adverse Effect” means a circumstance that would have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business, prospects or properties of the Company, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred: (1) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company as compared to companies in the Company’s industry, (2) any change in the Company’s stock price or trading volume (provided that the underlying cause of such change is not exempt from constituting a Material Adverse Effect, or being taken into account in determining whether a Material Adverse Effect has occurred), or (3) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Investor or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company and has been or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Capital Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means Jefferies LLC, whom the Company has engaged as its exclusive placement agent in connection with the offering of the Securities.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company, having the rights, preferences and privileges specified in the Certificate of Designations, which will be convertible into Conversion Shares in accordance with the terms set forth in the Certificate of Designations.

“Preferred Warrant Shares” means shares of Preferred Stock issuable upon exercise of the Warrants, if the Warrants are exercisable for Preferred Stock.

“Press Release” has the meaning set forth in Section 10.7.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Required Investors” means the holders of a majority in interest of the Securities based on the initial Subscription Amounts (including, for the avoidance of doubt, the Preferred Shares), for so long as such shares remain “Registrable Securities” under the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.

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“Securities” has the meaning set forth in the Recitals.

“Selling Stockholder Questionnaire” means the Selling Stockholder Notice and Questionnaire, in the form attached hereto as Appendix II (or similar form reasonably satisfactory to the Company and sufficient in substance for the Company to obtain the information necessary to effect the transactions contemplated by the Transaction Documents).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to an Investor, the aggregate amount to be paid for the Common Shares and Preferred Shares purchased hereunder as specified opposite such Investor’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price.”

“Trading Day” means a day on which Nasdaq is open for trading.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” has the meaning set forth in Section 8.6.

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” means Common Warrant Shares, Preferred Warrant Shares or Conversion Shares, as applicable.

“1933 Act” has the meaning set forth in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Securities.

2.1. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to the Investors, and the Investors will purchase, severally and not jointly, (i) the number of shares of Common Stock set forth opposite the name of such Investor under the heading “Number of Common Shares to be Purchased” on Exhibit A attached hereto (the “Schedule of Investors”) in exchange for consideration equal to $5.75 per Common Share, (ii) the number of shares of Preferred Stock set forth opposite the name of such Investor under the heading “Number of Preferred Shares to be Purchased” on the Schedule of Investors in exchange for consideration equal to $57.50 per Preferred Share, and (iii) Warrants to purchase such number of Preferred Warrant Shares as set forth opposite the name of such Investor under the heading “Number of Preferred Warrant Shares Underlying Warrants” on the Schedule of Investors, each with an exercise price of $80.50 per Preferred Warrant Share.

2.2. Notwithstanding anything to the contrary herein and the Investors’ respective subscription amounts set forth on the Schedule of Investors, (a) the number of Common Shares purchased by an Investor (and its Affiliates) at the Closing hereunder shall not, when aggregated with all other shares of Common Stock owned by such Investor (and its Affiliates) at such time, result in such Investor beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the Common Stock issued and outstanding immediately prior to the Closing (the “Beneficial Ownership Maximum”), and (b) to the extent that an Investor determines, in its sole discretion, that pursuant to the transactions contemplated hereby such Investor would beneficially own Common Stock of the Company in excess of the Beneficial Ownership Maximum, then such Investor’s subscription amount, to the extent that it would otherwise exceed the Beneficial Ownership Maximum immediately prior to the Closing, shall be automatically adjusted, to the extent necessary, to provide for the Investor’s purchase of Preferred Shares in lieu of Common Shares.

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3. Closing.

3.1. Upon the satisfaction or waiver of the conditions set forth in Section 6, the closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) shall be held no later than 10:00 AM (Eastern Time) on the second (2nd) Trading Day following the Funding Trigger Date, at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402, or on such other date and place as may be agreed to by the Company and the Investors (the “Closing Date”). At or prior to the Closing, each Investor shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date.

3.2. On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company reasonably in advance of the Closing Date.

3.3. At or before the Closing, the Company shall deliver or cause to be delivered to each Investor:

(a) a number of Common Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), in the amount set forth opposite the name of such Investor under the heading “Number of Common Shares to be Purchased” in the Schedule of Investors, with such Common Shares to be issued in book entry form or, upon request of an Investor, certificated form;

(b) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, at the Closing, the number of Common Shares to be purchased by such Investor pursuant to this Agreement in accordance with Section 2.1, registered in the name of such Investor, in book-entry form;

(c) a number of Preferred Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), in the amount set forth opposite the name of such Investor under the heading “Number of Preferred Shares to be Purchased” in the Schedule of Investors, with such Preferred Shares to be issued in book entry form or, upon request of an Investor, certificated form;

(d) a Warrant, registered in the name of the Investor, to purchase a number of Preferred Warrant Shares in the amount set forth opposite the name of such Investor under the heading “Number of Preferred Warrant Shares Underlying Warrants” in the Schedule of Investors, with such Warrants to be issued in definitive form;

(e) a legal opinion of Fredrikson & Byron, P.A., in a form reasonably acceptable to the Investors and the Placement Agent, dated as of the Closing Date, executed by such counsel and delivered to the Investors and the Placement Agent; and

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(f) the Registration Rights Agreement, in the form of Exhibit C, executed by a duly authorized officer of the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agent that, except as otherwise described in the Company’s filings pursuant to the 1934 Act (collectively, the “SEC Filings”), which qualify these representations and warranties in their entirety, as of the date hereof:

4.1. Organization, Good Standing and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver the Transaction Documents, to carry out the provisions of the Transaction Documents, to issue and sell the Securities and to carry on its business as presently conducted as described in the SEC Filings. The Company has no subsidiaries. The Company is not in violation or default in any material respect of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not have a Material Adverse Effect.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Common Shares, the Preferred Shares, the Warrants and the Warrant Shares (except for, with respect to the Preferred Shares, the Warrants and the Warrant Shares, as applicable, the Authorized Share Approval and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware). Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

4.3. Capitalization. As of December 31, 2021, the capitalization of the Company was in all material respects as set forth in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021. Since December 31, 2021, no steps have been taken by the Company to authorize or effect any amendment or other modification to the authorized capital stock of the Company other than (i) an amendment to the Company’s certificate of incorporation, filed with the Secretary of State of the State of Delaware on May 12, 2022, increasing the aggregate number of shares of capital stock the Company has authority to issue to 32,500,000 shares and the number of shares of Common Stock the Company has authority to issue to 30,000,000 shares, and (ii) the adoption of the Certificate of Designations, to be filed within one Business Day after the date hereof with the Secretary of State of the State of Delaware. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Since December 31, 2021, the Company has not issued any capital stock, other than pursuant to the exercise of warrants outstanding as of such date or the exercise of employee stock options or settlement of restricted stock units under the Company’s equity incentive plans. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, none of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including without limitation, the Common Shares, the Preferred Shares, the Warrants and the Warrant Shares. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the Company’s SEC Filings. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. Neither issuance and sale of the Securities hereunder nor the issuance of the Warrant Shares upon exercise of the Warrants will obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) or will result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

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4.4. Valid Issuance. The Common Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized and, when issued pursuant to this Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. Upon filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the Preferred Shares and the Preferred Warrant Shares will have been duly and validly authorized and reserved for issuance, and the Preferred Shares, when issued and paid for pursuant to this Agreement, and the Preferred Warrant Shares, upon exercise of the Warrants for Preferred Warrant Shares in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon effectiveness of the Authorized Share Approval, the Common Warrant Shares and the Conversion Shares will have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants for Common Warrant Shares in accordance with their terms, including the payment of any exercise price therefor, or conversion of the Preferred Shares or Preferred Warrant Shares into Conversion Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5. Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws and the rules and regulations of Nasdaq, (b) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods, (c) filing of the Certificate of Designations, (d) the Authorized Share Approval, and (e) the registration statement required to be filed by the Registration Rights Agreement. The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Common Shares and Preferred Shares and the ownership, disposition or voting of the Common Shares or Preferred Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of Nasdaq.

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4.6. Delivery of SEC Filings. True and complete copies of the SEC Filings have been made available by the Company to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”) (other than any information for which the Company has received confidential treatment from the SEC).

4.7. No Material Adverse Change. Since December 31, 2021, except as specifically set forth in a subsequent SEC Filing, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, except for changes in the ordinary course of business which have not had and would not have a Material Adverse Effect;

(b) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of a material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(f) any change or amendment to the Company’s certificate of incorporation or Bylaws, or termination of or material amendment to any contract of the Company that the Company is or was required to file with the SEC pursuant to Item 601(b)(10) of Regulation S-K, other than as described in clauses (i) and (ii) of Section 4.3 hereof;

(g) any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(h) any material transaction entered into by the Company other than in the ordinary course of business;

(i) the loss of the services of any executive officer (as defined in Rule 405 under the 1933 Act) of the Company; or

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(j) any other event or condition that has had or would have a Material Adverse Effect.

4.8. SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof. At the time of filing thereof, such SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof, the issuance of the Warrant Shares upon exercise of the Warrants and the issuance of the Conversion Shares upon conversion of Preferred Shares or Preferred Warrant Shares will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR System), as amended or supplemented by the documents described in clauses (i) and (ii) of Section 4.3 hereof and, in the case of the Common Warrant Shares and Conversion Shares, subject to the Authorized Share Approval, or (b) any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not and would not have a Material Adverse Effect. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.11, intellectual property, which are the subject of Section 4.15, and environmental laws, which are the subject of Section 4.16.

4.10. Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or result in a Material Adverse Effect.

4.11. Tax Matters. The Company has timely filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and have paid all taxes shown thereon or otherwise owed by them (whether or not shown on any tax returns). The Company has collected or withheld all material taxes required to be collected or withheld by applicable laws from employee, shareholders or other third parties and have timely paid and have timely paid over such withheld amount to the appropriate government agency. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.18 below in respect of all federal, state and local and non-United States income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. There are no material tax liens on any assets or property of the Company, and there are no material tax claims pending or, to the Company’s Knowledge, threatened against the Company or any of its material assets or property.

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4.12. Title to Properties. The Company has good and marketable title to all real properties and all other tangible properties and assets owned by it, in each case free from liens, encumbrances and defects, except such as would not have a Material Adverse Effect; and the Company holds any leased real or personal property under valid, subsisting and enforceable leases with which the Company is in compliance and with no exceptions, except such as would not have a Material Adverse Effect.

4.13. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would have a Material Adverse Effect.

4.14. Labor Matters.

(a) The Company is not party to or bound by any collective bargaining agreement or other contract with any labor union or other labor organization, and no employees of the Company are represented by any labor union or other labor organization with respect to their employment.

(b) There are, and for the past three (3) years there have been, no actual or, to the Company’s Knowledge, threatened union organizing activities, unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting the Company.

(c) The Company is, and for the last three (3) years has been, in compliance in all material respects with all applicable laws respecting labor, employment and employment practices.

(d) The Company has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which it is aware. With respect to each such allegation with potential merit, the Company has taken prompt corrective action that is reasonably calculated to prevent further improper action.

4.15. Intellectual Property. The Company owns, possesses, licenses or has other rights to use the Intellectual Property necessary or material for use in connection with its business as currently conducted or currently proposed to be conducted, in each case, as described in the SEC Filings (collectively, the “Intellectual Property Rights”). There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another or that challenges the validity or scope of any of the Intellectual Property Rights, including interferences, oppositions, reexaminations or government proceedings. To the Company’s Knowledge, there is no material infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights. Each employee and consultant that has developed, conceived or reduced to practice any material Intellectual Property Rights has assigned to the Company all such Intellectual Property Rights. All licenses or other material agreements under which the Company is granted rights to Intellectual Property are in full force and effect and, to the Company’s Knowledge, there is no material default by any other party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby. None of the Intellectual Property Rights have been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part. There are no liens, security interests or other encumbrances on the Intellectual Property Rights. To the Company’s Knowledge, each founder and key employee of the Company and each Company employee involved with the development of Intellectual Property Rights has entered into an invention assignment agreement with the Company. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any Intellectual Property that is material to the conduct of the Company’s business as currently conducted or currently proposed to be conducted.

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4.16. Environmental Matters. Except as would not have a Material Adverse Effect, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, and has received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.17. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, charges, claims, complaints, audits, inquiries or proceedings pending or, to the Company’s Knowledge, threatened to which the Company is or may reasonably be expected to become a party or to which any property of the Company is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

4.18. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would have a Material Adverse Effect.

4.19. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

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4.20. Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s Knowledge, an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.21. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.22. No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (i) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act or (ii)cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

4.23. Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.24. Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature; or (f) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.25. Office of Foreign Assets Control and Export Control Laws. Neither the Company nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by OFAC of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims. The Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is the target of sanctions administered or enforced by such authorities or in connection with any country or territory that is the target of country- or territory-wide OFAC sanctions.

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4.26. Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27. Internal Controls. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in 1934 Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28. Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29. Preclinical Studies and Clinical Trials. The preclinical studies and clinical trials conducted by, on behalf of, or sponsored by the Company that are described in, or the results of which are referred to in, the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority (together with the FDA, the “Regulatory Authorities”), any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical studies and clinical trials, standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations enforced by the FDA or other Regulatory Authorities and applicable Good Clinical Practice and Good Laboratory Practice requirements; the descriptions of the preclinical studies and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, contained in the SEC Filings are accurate and not misleading in all material respects; the Company has no Knowledge of any other preclinical studies and clinical trials, the results of which are inconsistent with or would call into question the results described in the SEC Filings; and the Company has not received any written notices or correspondence from any Regulatory Authorities or any Institutional Review Board requiring or threatening the termination, suspension, material modification or clinical hold of any preclinical studies or clinical trials conducted by or on behalf of the Company and, to the Company’s Knowledge, there are no reasonable grounds for the same.

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4.30. Manipulation of Price. The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.31. Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s Knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company will notify the Investors and the Placement Agent in writing, prior to the Closing Date of any Disqualification Event and (ii) any event that would, with the passage of time, become a Disqualification Event.

4.32. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.33. Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, all of which will be disclosed in a Form 8-K on or prior to the Closing Date, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors with any information that it believes constitutes or would reasonably be deemed to constitute material, non-public information that will not otherwise be disclosed in the SEC Filings on or prior to the Closing Date. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.

4.34. Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.35. Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and any its officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

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4.36. Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

4.37. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Securities on terms more favorable to such Investor than as set forth herein.

5. Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company and the Placement Agent that:

5.1. Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Common Shares, the Preferred Shares or the Warrants, as applicable, pursuant to this Agreement.

5.2. Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.3. Purchase Entirely for Own Account. The Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, as applicable, to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Common Shares, Preferred Shares, Warrants and/or Warrant Shares, as applicable, in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, as applicable, for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

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5.4. Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, as applicable, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5. Disclosure of Information. Such Investor or its advisor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges receipt of copies of the SEC Filings that are available on the Edgar System. Based on the information such Investor or its advisor has deemed appropriate, and without reliance on the Placement Agent, it or its advisor has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, as applicable, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor or its advisor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated hereby.

5.6. Restricted Securities. Such Investor understands that the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, as applicable, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7. Legends. It is understood that, except as provided below, certificates evidencing the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

If required by the authorities of any state in connection with the issuance or sale of the Common Shares, the Preferred Shares, the Warrants and/or the Warrant Shares, certificates evidencing the same may bear the legend required by such state authority.

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5.8. Accredited Investor. At the time such Investor was offered the Securities, it was and, as of the date hereof, such Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company its Investor Questionnaire, which such Investor represents and warrants is true, correct and complete. Such investor is a sophisticated institutional investor with sufficient knowledge, sophistication and experience in business, including transactions involving private placements in public equity, to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, and (ii) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities.

5.9. No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10. Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. The Investor, its Affiliates and authorized representatives and advisors who are aware of the transactions contemplated hereby, maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12. No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

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5.13. No Intent to Effect a Change of Control; Ownership. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act and under the rules of Nasdaq. Except as set forth in its Selling Stockholder Questionnaire, as of the date hereof neither such Investor nor any of its Affiliates is the owner of record or the beneficial owner of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

5.14. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.15. Residency. Such Investor is a resident of or an entity domiciled under the jurisdiction specified below its address on the Schedule of Investors.

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

6. Conditions to Closing; Termination.

6.1. Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the date hereof and on the Closing Date (other than any representations and warranties that are already qualified by materiality or Material Adverse Effect), except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers, other than the Authorized Share Approval, necessary for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, including the waiver of any applicable registration rights that could affect the rights of the Investors under the Registration Rights Agreement, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

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(d) The Company shall submit a Listing of Additional Shares notification form to Nasdaq for the listing of the Common Shares, the Common Warrant Shares (assuming the Warrants are exercisable for Common Stock and are exercisable in full without regard to any exercise limitations therein and assuming the receipt of the Authorized Share Approval and authorization of such Common Stock to be issued in full) and the Conversion Shares (assuming the shares of Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations and assuming the receipt of the Authorized Share Approval and authorization of such Common Stock to be issued in full), to the extent the Company then has authority under its certificate of incorporation to issue such shares of Common Stock, a copy of which notification form shall have been made available to the Investors upon request, and is not aware of any circumstance that would cause such shares of Common Stock to be not approved for listing. If less than all of the foregoing shares are included in such notification form, the Company will submit a Listing of Additional Shares notification form to Nasdaq for the listing of the remaining shares promptly after the Authorized Share Approval, a copy of which notification form shall be made available to the Investors upon request.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Investors and the Placement Agent shall have received a legal opinion of Fredrikson & Byron, P.A., in a form reasonably acceptable to the Investors, dated as of the Closing Date, executed by such counsel and delivered to the Investors;

(g) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(h) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue Securities at the Closing as to any Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) Such Investor shall have executed and delivered the Registration Rights Agreement, an Investor Questionnaire and a Selling Stockholder Questionnaire.

(c) Such Investor shall have paid in full its Subscription Amount to the Company.

6.3. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

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(i) Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Securities to be issued and sold pursuant to this Agreement;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii) By an Investor (with respect to itself only) if, without waiver by such Investor, either: (A) any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, or (B) the Funding Trigger Date has not occurred on or prior to December 31, 2022;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.4. Accelerated Closing. Notwithstanding Section 3.1, each Investor may irrevocably elect, prior to the Funding Trigger Date, to purchase, in whole and not in part, the Securities set forth opposite such Investor’s name on Exhibit A hereto by delivering written notice to the Company of such election. Upon receipt of such written notice, the Company and such Investor will use commercially reasonable efforts to promptly complete the Closing of the purchase of such Securities.

7. Exculpation of Placement Agent. Each party hereto agrees for the express benefit of the Placement Agent, its affiliates and its representatives that:

(a) Neither the Placement Agent nor any of its affiliates or any of its representatives (i) has any duties or obligations other than those specifically set forth herein or in the Engagement Letter between the Company and the Placement Agent (the “Engagement Letter”); (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated by this Agreement, including any offering or marketing materials; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agent, its affiliates and their respective representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as Placement Agent hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

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8. Covenants and Agreements of the Company.

8.1. Information. From the date hereof until the Closing, the Company will make reasonably available to the Investors’ representatives, consultants and their respective counsels for inspection, such information and documents as the Investor reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company; provided, however, that in no event shall the Company be required to disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors.

8.2. Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8.3. Termination of Covenants. The provisions of Sections 8.1 and 8.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.4. Authorized Share Approval. The Company will use commercially reasonable efforts to obtain and effect the Authorized Share Approval no later than December 31, 2022. Notwithstanding the foregoing, on or prior to the date that is thirty (30) days following the last Closing Date with respect to the purchase and sale of all Securities set forth on Exhibit A hereto, the Company shall call, and deliver notice of, a special meeting of stockholders in accordance with the Company’s bylaws for the purpose of obtaining the Authorized Share Approval, and shall thereafter use commercially reasonable efforts to promptly obtain and effect the Authorized Share Approval.

8.5. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such commercially reasonable actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

8.6. Removal of Legends. In connection with any sale, assignment, transfer or other disposition of the Common Shares, the Common Warrant Shares or the Conversion Shares, as applicable, by an Investor pursuant to Rule 144, pursuant to any other exemption under the 1933 Act or pursuant to sale under an effective registration statement such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Section 8.6, if requested by the Investor, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such Common Shares, Common Warrant Shares or Conversion Shares, as applicable, and make a new, unlegended entry for such book entry Common Shares, Common Warrant Shares or Conversion Shares, as applicable, sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from the Investor, provided that the Company has received customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Common Shares, Common Warrant Shares or Conversion Shares, as applicable, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall within two (2) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Common Shares, Common Warrant Shares or Conversion Shares, as applicable, and (B) use reasonably best efforts to cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates or book entries evidencing the Investor’s Common Shares, Common Warrant Shares or Conversion Shares, as applicable, to be replaced with certificates or book entries, as the case may be, which do not bear such restrictive legends, provided the provisions of either clauses (i), (ii) or (iii) above, as applicable, are satisfied with respect to such Common Shares, Common Warrant Shares or Conversion Shares, as applicable. The Company shall be responsible for the fees of its Transfer Agent associated with such issuance.

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8.7. Pledge of Securities. The Company acknowledges and agrees that its Common Shares, Preferred Shares or Warrant Shares, as applicable, may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Shares, Preferred Shares or the Warrant Shares, as applicable. The pledge of Common Shares, Preferred Shares or Warrant Shares, as applicable, shall not be deemed to be a transfer, sale or assignment of the Common Shares or Preferred Shares hereunder, and no Investor effecting a pledge of Common Shares, Preferred Shares or Warrant Shares, as applicable, shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that an Investor and its pledgee shall be required to comply with the provisions of the Transaction Documents, including Section 8.6 hereof, in order to effect a sale, transfer or assignment of Common Shares, Preferred Shares or Warrant Shares, as applicable, to such pledgee.

8.8. Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Common Shares and Preferred Shares. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the 1933 Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

8.9. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

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8.10. Exercise Procedures. The form of Notice of Exercise included in the Warrants and the payment of the exercise price contemplated therein set forth the totality of the procedures required of the Investors in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Investors to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the applicable terms, conditions and time periods set forth in the Transaction Documents.

8.11. Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.

9. Survival and Indemnification.

9.1. Survival. The representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing for a period of three hundred sixty five (365) days after the date hereof and thereafter shall have no further force and effect; provided that the terms of Section 8.6 shall survive beyond such period until such time as no Investor holds any Registrable Securities (as defined in the Registration Rights Agreement).

9.2. Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Investors, the officers, directors, partners, members, managers, trustees, employees and agents and other representatives, successors and assigns of each Investor, each Person who controls any such Investor (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the 1933 Act, the 1934 Act, or any other federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, provided that such consent shall not be unreasonably withheld, conditioned, or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party (or its related parties) to comply with the covenants and agreements contained herein, or (ii) the inaccuracy of any representations made by such Indemnified Party (or its related parties) herein.

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9.3. Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Company. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Company and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Company or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Company, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, the Company shall not settle any indemnified claim without the written consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

10. Miscellaneous.

10.1. Successors and Assigns. This Agreement may not be assigned by an Investor party hereto without the prior written consent of the Company or by the Company without the prior written consent of all of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Shares,” “Preferred Shares,” “Conversion Shares,” “Warrants” and/or “Warrant Shares” shall be deemed to refer to the securities received by the Investors in exchange therefor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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10.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4. Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the first Business Day following such transmission or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

If to the Company:

Celcuity Inc.

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

Attention: Brian F. Sullivan and Vicky Hahne

E-mail: bsullivan@celcuity.com; vhahne@celcuity.com

With a copy (which will not constitute notice) to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Facsimile: (612) 492-7077

Attention: Eric O. Madson

E-mail: emadson@fredlaw.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

10.5. Expenses. Other than as set forth in Section 8.11, the parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

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10.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) prior to the Closing, Investors that agreed to purchase a majority in interest of the Securities to be issued and sold pursuant to this Agreement, based on the initial Subscription Amounts, and (b) following the Closing, the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor and (ii) following the Closing, each holder of any Common Shares, Preferred Shares, Conversion Shares, Warrants or Warrant Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Common Shares, Preferred Shares, Conversion Shares, Warrants or Warrant Shares and the Company. For the avoidance of doubt, any provision herein requiring the calculation of the number of Securities as of any date, or the computation of a percentage of Securities, shall be deemed to refer to (x) the number of Common Shares, Preferred Shares, Conversion Shares and Warrant Shares constituting Securities as of such date, including Warrant Shares issued or issuable upon exercise of Warrants constituting Securities, without regard to any limitation on the exercise of the Warrants, and (y) in the case of Preferred Shares and Preferred Warrant Shares, to the number of Conversion Shares into which the Preferred Warrant Shares may be converted.

10.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or any of the Investors without the prior written consent of the Company (in the case of a release or announcement by the Investors) or the Required Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). By 9:00 A.M. (New York City time) on the Trading Day immediately following the date of this Agreement, the Company shall issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”). No later than 5:30 p.m. (New York City time) on the fourth Business Day following the date of this Agreement, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents.

10.8. Third-Party Beneficiaries. Each of the Company and each Investor acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties contained in Sections 4 and 5, respectively. The parties further agree that the Placement Agent may rely on or, if the Placement Agent so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to this Agreement.

10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.10. Entire Agreement. This Agreement, including the signature pages and Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and representations, both oral and written, between the parties with respect to the subject matter hereof and thereof.

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10.11. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement (including all matters concerning the construction, validity, enforcement and interpretation hereof) shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.13. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.14. Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	CELCUITY INC.

By:
	Name:	Brian F. Sullivan
	Title:	Chief Executive Officer

[Remainder of page intentionally left blank.

Signature pages for Investors follow]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:
Name:
Title:

Investor Information

Entity Name:

Address for Notices:

Contact Person:

Telephone:

Email:

Correspondence Address Only
(if different from address for notices):

Tax ID #:

Name in which Securities should be issued:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Exhibit	Number of Common Shares to be Purchased	Aggregate Purchase Price of Common Shares	Number of Preferred Shares to be Purchased	Aggregate Purchase Price of Preferred Shares	Aggregate Purchase Price	Number of Preferred Warrant Shares Underlying Warrants
VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P. 7 Bryant Park, 23rd Floor, New York, NY 10018	338,757.00	$1,947,852.75	36,081.00	$2,074,657.50	$4,022,510.25	27,982.00
VHCP CO-INVESTMENT HOLDINGS II, LLC 7 Bryant Park, 23rd Floor, New York, NY 10018	137,271.00	$789,308.25	14,621.00	$840,707.50	$1,630,015.75	11,338.00
VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P. 7 Bryant Park, 23rd Floor, New York, NY 10018	732,253.00	$4,210,454.75	77,992.00	$4,484,540.00	$8,694,994.75	60,486.00
VHCP CO-INVESTMENT HOLDINGS III, LLC 7 Bryant Park, 23rd Floor, New York, NY 10018	73,267.00	$421,285.25	7,804.00	$448,730.00	$870,015.25	6,051.00
VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P. 7 Bryant Park, 23rd Floor, New York, NY 10018	823,838.00	$4,737,068.50	87,746.00	$5,045,395.00	$9,782,463.50	68,051.00
Soleus Private Equity Fund II, L.P. 104 Field Point Road, 2nd Floor, Greenwich, CT 06830	343,832.00	$1,977,034.00	174,313.00	$10,022,997.50	$12,000,031.50	83,478.00

A-1

Exhibit	Number of Common Shares to be Purchased	Aggregate Purchase Price of Common Shares	Number of Preferred Shares to be Purchased	Aggregate Purchase Price of Preferred Shares	Aggregate Purchase Price	Number of Preferred Warrant Shares Underlying Warrants
Soleus Capital Master Fund, L.P. 104 Field Point Road, 2nd Floor, Greenwich, CT 06830	372,484.00	$2,141,783.00	188,838.00	$10,858,185.00	$12,999,968.00	90,434.00
Growth Equity Opportunities 18 VGE, LLC 1954 Greenspring Drive, Suite 600, Timonium, MD 21093	1,250,001.00	$7,187,505.75	222,826.00	$12,812,495.00	$20,000,000.75	139,130.00
RA CAPITAL HEALTHCARE FUND, L.P. 200 Berkeley Street, 18th Floor, Boston, MA 02116	1,400,001.00	$8,050,005.75	181,739.00	$10,449,992.50	$18,499,998.25	128,696.00
Commodore Capital Master LP 767 Fifth Avenue, FL 12, New York, NY 10153	450,001.00	$2,587,505.75	128,913.00	$7,412,497.50	$10,000,003.25	69,565.00
Brian F. Sullivan 2400 Bantle Farm Road, Medina, MN 55340	260,869.00	$1,499,996.75	-	-	$1,499,996.75	10,434.00

A-2

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Registration Rights Agreement

EXHIBIT D

Form of Certificate of Designations

APPENDIX I

Form of Investor Questionnaire

APPENDIX II

Form of Selling Stockholder Questionnaire